Exhibit 99.1

Kraig Biocraft Laboratories Secures $10 Million SEPA to Support Spider Silk Production Growth and Commercialization

ANN ARBOR, Mich., – January 21, 2025 –Kraig Biocraft Laboratories, Inc. (OTCQB: KBLB) (“the Company” or “Kraig Labs”), a leading developer of spider silk-based fibers, announces that it has secured $10 million in a standby equity purchase agreement (“SEPA”) with YA II PN, Ltd. (“Yorkville”). This agreement will provide the Company with access to the working capital necessary to continue production expansion for its revolutionary recombinant spider silk fibers and materials.

Kraig Labs structured the SEPA to allow the Company to access capital over the next 36 months, when and how it determines best for the growth of spider silk production and end-market development. The Company is under no obligation to utilize this funding, has no minimum use requirements, and it does not impose any restrictions on the Company’s operations. This agreement gives the Company the flexibility to access the capital necessary to bridge its transition to revenue generation.

“We have worked with Yorkville in the past and we are excited to renew and strengthen that relationship. This strategic financial relationship provides Kraig Labs with the flexibility to support the growth of spider silk commercialization,” said Founder and CEO, Kim Thompson. “The SEPA provides access to significant growth capital, allowing us to focus on executing our vision for eco-friendly, cost-effective spider silk production. We will put this capital to work, building out our production capacity and spider silk inventory, developing new consumer products, and establishing partnerships with market channel sales partners.”

For details about other recent advancements the Company has made, please see the Company’s investor conference at www.kraiglabs.com/videos or on the Company’s YouTube Channel https://www.youtube.com/@kraigbiocraftlaboratories2270.

To view the most recent news from Kraig Labs and/or to sign up for Company alerts, please go to www.KraigLabs.com/news

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Kraig Biocraft Laboratories, Inc.

Kraig Biocraft Laboratories, Inc. (www.KraigLabs.com), a reporting biotechnology company is the leading developer of genetically engineered spider silk-based fiber technologies.

The Company has achieved a series of scientific breakthroughs in the area of spider silk technology with implications for the global textile industry.

Cautionary Statement Regarding Forward Looking Information

Statements in this press release about the Company’s future and expectations other than historical facts are “forward-looking statements.” These statements are made on the basis of management’s current views and assumptions. As a result, there can be no assurance that management’s expectations will necessarily come to pass. These forward-looking statements generally can be identified by phrases such as “believes,” “plans,” “expects,” “anticipates,” “foresees,” “estimated,” “hopes,” “if,” “develops,” “researching,” “research,” “pilot,” “potential,” “could” or other words or phrases of similar import. Forward looking statements include descriptions of the Company’s business strategy, outlook, objectives, plans, intentions and goals. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.

Ben Hansel, Hansel Capital, LLC

(720) 288-8495

ir@KraigLabs.com